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                                                                     EXHIBIT 3.4

         STATE OF DELAWARE
        SECRETARY OF STATE
     DIVISION OF CORPORATIONS
     FILED 09:00 AM 05/21/1999
        991204130 - 3020922



                       CERTIFICATE OF OWNERSHIP AND MERGER
                                     MERGING
                            WHIRLWIND VENTURES, INC.
                             (a Florida corporation)
                                  WITH AND INTO
                           DIRECT III MARKETING, INC.
                            (a Delaware corporation)

         Whirlwind Ventures, Inc., a corporation organized and existing under the laws of the State of Florida ("Parent"), does hereby certify:

         FIRST: that Parent was incorporated on December 23, 1986, pursuant to the Florida Business Corporation Act, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of the State of Florida.

         SECOND: that Parent owns all of the outstanding shares of the capital stock of Direct III Marketing, Inc., a corporation incorporated on March 26, 1999, pursuant to the General Corporation Laws of the State of Delaware ("Subsidiary").

         THIRD: that the sole director of Parent adopted the following resolutions by written consent on May 19, 1999:

         RESOLVED, that Parent merge itself with and into Subsidiary, which shall obtain all of the rights and assume all of the obligations of Parent;

         FURTHER RESOLVED, that the merger shall be effective upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware and the filing of Articles of Merger with the Florida Department of State; and


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         FURTHER RESOLVED, that Subsidiary shall issue one share of its common stock in exchange for each share of Parent's common stock currently issued and outstanding upon surrender of any certificates therefor.

         FOURTH: that the merger has been adopted, approved, certified, executed and acknowledged by Parent in accordance with the laws of the State of Florida, under which the corporation was organized.

         IN WITNESS WHEREOF, Whirlwind Ventures, Inc. has caused this Certificate to be signed by Stephen P. Harrington, its President and sole Director, as of this 21st day of May, 1999.


                                            /s/ Stephen P. Harrington
                                            -----------------------------------
                                            Stephen P. Harrington, President
                                              and Sole Director



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